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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                   FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934




Date of Report:   December 12, 1997
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                     ATLANTIC CENTRAL ENTERPRISES LIMITED
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            (Exact name of registrant as specified in its charter)



        Bermuda                      0-21891            [Not Applicable]
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(State or other jurisdiction       (Commission         (I.R.S. Employer
of incorporation or organization)    File No.)         Identification No.)



            Cedar House, 41 Cedar Avenue, Hamilton HM 12, Bermuda
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       (Address of principal executive offices)               (Zip Code)




Registrant's telephone number, including area code:    (441) 295-2244
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                            (Not Applicable)
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        (Former name or former address, if changed since last report)



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                   ATLANTIC CENTRAL ENTERPRISES LIMITED


ITEM 5.    OTHER EVENTS.

     Management of Atlantic Central Enterprises Limited (the "Company") discovered for the first time on December 12, 1997 that its former U.S. counsel, Kevin J. Quinn of Santa Monica, California, fraudulently caused 960,000 newly issued and freely-tradable shares of the Company's common stock to be issued to Mr. Quinn, his affiliate or to his brokerage account in Vancouver, Canada, during the period from March 25, 1997 through July 31, 1997. This information was discovered by the Company in the course of assembling data from the Company's transfer agent for the Company's audited financial statements. As a result, records of the transfer agent indicate there are currently 2,662,396 shares outstanding of the Company's common stock including the 960,000 shares issued without consideration at Mr. Quinn's fraudulent instructions and without the prior authorization or knowledge of the Company's board of directors and management.

     This discovery follows the termination in 1997 of Mr. Quinn's relationship with the Company. Mr. Quinn acted as U.S. corporate and securities counsel to the Company and its predecessor, Pharma Patch PLC, from 1993 until approximately June 1997. The Company learned of an article in the November 1997 issue of the California Bar Journal reporting that Kevin J. Quinn had been suspended from the practice of law in 1993 as a result of a 1992 felony conviction for embezzlement and that he was permanently disbarred by the California State Bar in September 1997. Those facts had not been previously disclosed to any officers or directors of Pharma Patch PLC from the time of its inception in 1993 or to management of Atlantic Central since its inception in 1996.

     When confronted with these disclosures, recent correspondence from Mr. Quinn to the Company's new counsel does not deny his 1992 conviction, his 1993 suspension from the practice of law or that he was disbarred in September 1997. The California Bar court is quoted in the California Bar Journal article as stating that other acts of Mr. Quinn, unrelated to the Company, "clearly involved moral turpitude and dishonesty" and "they are of the most grievous and reprehensible nature. In fact, in reviewing past attorney discipline precedents, it is difficult to find one as serious as (Quinn's) misdeeds in the (embezzlement) matter alone." The Company notes that notwithstanding his suspension from the practice of law since 1993, Mr. Quinn continues to be listed as a practicing attorney in California by the Martindale-Hubbell Law Directory.

     Principal officers of Pharma Patch and Atlantic Central during Mr. Quinn's representation of the Company, Messrs. Murray D. Watson and Kenneth G. Howling, former Chief Executive Officer and former Chief Financial Officer of Pharma Patch and Atlantic Central, respectively, jointly stated "We were both surprised and horribly shocked to learn that Kevin Quinn had been suspended from the practice of law sometime in 1993 and has abused his position of trust to misappropriate the Company's securities. In addition to serving as U.S. counsel, he served initially as an officer and later as a director of both corporations until resigning from those positions effective June 4, 1997. We did not suspect there were any problems with Kevin until a source in the United States noticed and provided us with a copy of the November 1997 California Bar Journal article."

                                    -2-
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     The Vancouver brokerage firm that is reported to have received all or most of the fraudulently issued shares advised the Company last Friday that it currently has no position in the Company's securities. The Company's transfer agent likewise has confirmed that none of the original registered owners of those shares are currently listed as record owners of the Company's common stock. This information leads the Company to believe, at present, that the fraudulently issued securities all were sold for Mr. Quinn's account, and the Company is continuing its investigation.

     The Company has demanded full restitution from Mr. Quinn of all legal fees and expenses previously paid for Mr. Quinn's account and an accounting and restitution or damages for the fraudulently issued shares. It has authorized legal counsel to immediately institute appropriate legal proceedings and intends to vigorously prosecute its claims.

     Patrick J. Rooney, President of Atlantic Central, has been travelling abroad for several months and could not be contacted for comment. During his absence, Messrs. Larry F. Lang and Jeffrey
Dickson are serving as an acting committee for the office of the Chief Executive Officer. Mr. Howling resigned as the Company's Chief
Financial Officer on November 14, 1997 to accept another employment offer, and Allan W. Leppik has been appointed Vice President of Finance and Chief Financial Officer to replace Mr. Howling.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)   EXHIBITS:  The following exhibits are filed with this Report.

#      Indicates exhibit filed with this Report

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

Exhibit
Number    Description
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
#  99     Registrant's Press Release dated December 16, 1997.

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                                SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  December 16, 1997

                ATLANTIC CENTRAL ENTERPRISES LIMITED
                         (Registrant)


                By: /s/ Allan W. Leppik
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                    Allan W. Leppik,
                      Vice President of Finance
                      and Chief Financial Officer

                                    -3-